Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Ceridian HCM Holding Inc. [CDAY]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 19, 2020

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: THL Holdco, LLC (“THL Holdco”), Thomas H. Lee Partners, L.P. (“THL Partners”), Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”); Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”); Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”); THL Equity Fund VI Investors (Ceridian), L.P. (“Ceridian I”); THL Equity Fund VI Investors (Ceridian) II, L.P. (“Ceridian II”); THL Equity Fund VI Investors (Ceridian) III, LLC (“Ceridian III”); THL Equity Fund VI Investors (Ceridian) IV, LLC (“Ceridian IV”); THL Equity Fund VI Investors (Ceridian) V, LLC (“Ceridian V”),  THL Equity Fund VI Investors (Ceridian) VI, LP, (“Ceridian VI” and together with Ceridian I, Ceridian II, Ceridian III, Ceridian IV and Ceridian V, the “Ceridian Funds”); THL Coinvestment Partners, L.P. (“THL Coinvestment”); THL Operating Partners, L.P. (“THL Operating”); Great-West Investors LP (“Great-West”); and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”) (collectively with their affiliates, the “THL Funds”). This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL Partners, which in turn is the general partner of THL Coinvestment and THL Operating. THL Advisors is attorney in fact for Great-West Investors LP and Putnam Investments LLC, which is the managing member of Putnam III with respect to the shares of common stock they hold. THL Equity Advisors VI, LLC is the general partner of the Ceridian Funds. Solely for purposes of Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares of Common Stock held directly and sold by the following entities: 862,526 by THL Equity VI; 584,057 shares by Parallel Fund VI; 102,023 by DT Fund VI; 5,856 by THL Coinvestment, 1,878 by THL Operating; 873,123 by Ceridian I; 390,549 shares by Ceridian II; 15,305 by Ceridian III; 21,862 by Ceridian IV; 4,661 by Ceridian V; 129,336 by Ceridian VI; 4,414 by Great-West; and 4,410 by Putnam III.

(5) Represents shares of Common Stock held directly and sold by the following entities: 948,778 by THL Fund VI; 642,462 shares by Parallel Fund VI;  112,225 by DT Fund VI; 6,442 by THL Coinvestment; 2,066 by THL Operating; 960,435 by Ceridian I; 429,603 shares by Ceridian II; 16,835 by Ceridian III; 24,048 by Ceridian IV; 5,128 by Ceridian V; 142,270 by Ceridian VI; 4,856 by Great-West; and 4,852 by Putnam III.

(6) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 3,575,077 shares held by THL Equity VI; 2,420,853 shares held by Parallel Fund VI; 422,874 shares held by DT Fund VI; 3,619,005 shares held by Ceridian I; 1,618,784 shares held by Ceridian II; 63,437 shares held by Ceridian III; 90,616 shares held by Ceridian IV; 19,321 shares held by Ceridian V; 536,086 shares held by Ceridian VI; 24,274 shares held by THL Coinvestment; 7,786 shares held by THL Operating; 18,297 shares held by Great-West (not including 2,318 shares held by Great-West that are not indirectly held by THL Advisors); and 18,281 shares held by Putnam III.